EXHIBIT 10.41
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              (PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

                               EXHIBIT B

      CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES A
                  PREFERRED STOCK OF TRU RETAIL, INC.

     I, Theodore R. Upland, the President of TRU Retail, Inc., a corporation organized and existing under the General Corporation Law of the State of California (the "Corporation"), in accordance with the provisions of section 202(e) thereof, DO HEREBY CERTIFY:

     Pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Articles of Incorporation a series of Preferred Stock of the Corporation (the "Series A Preferred") hereby is created and the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions, of such Series A Preferred are as follows:

     SECTION 1. PREFERRED STOCK.   Eleven thousand (11,000) shares
of the Corporation's preferred stock are hereby designated as Series A Preferred (par value per share $1,000) each with the rights, preferences and privileges specified herein. No additional shares of the Corporation's preferred stock may be designated as Series A Preferred so long as any of the 11,000 shares hereby designated remain outstanding.

     SECTION 2.  DIVIDEND RIGHTS.

     (a) Dividends. The holders of Series A Preferred shall be entitled to receive, prior to and in preference to the common stock of the Corporation (the "Common Stock") and any class or series of capital stock of the Corporation other than the Series A Preferred (the Common Stock, and any other class or series of capital stock of the Corporation now authorized or issued or authorized or issued after the date hereof, with the exception of the Series A Preferred, being referred to as "Junior Securities") out of any funds legally available therefor, with respect to each share of Series A Preferred, a cumulative, compounding, cash dividend at the rate per annum (based on a 365-day year) of Nine Percent (9%) of the par value, which dividends shall accrue from the date of issuance of such share of Series A Preferred, whether or not declared by the Board of Directors, and shall be paid annually, on the 15th day after the end of the Corporation's first twenty-eight (28) day accounting period ending in January of each year, or if such 15th day is a banking holiday, on the next succeeding day on which banks in the state of California are open.

     (b) Additional Dividends. No dividend may be declared on shares of Junior Securities so long as any shares of Series A
Preferred are outstanding.

     SECTION 3.  LIQUIDATION PREDEREJCE.

     (a) Preferential Distribution. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary:

          (i)    Preference Amount.

                 (1) The holders of Series A Preferred shall be entitled to receive, prior to and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities by reason of their ownership thereof, and after the payment of all Corporation debt (including under any loan agreement), an amount equal to the par value for each share of Series A Preferred.

                 (2) In addition, the holders of Series A Preferred shall be entitled to receive an amount equal to all accrued but unpaid dividends on shares of Series A Preferred. With respect to each share of Series A Preferred, the sum of the par value and the amount of such accrued but unpaid dividends on such shares shall constitute the "Preferred Preference Amount."

                 (3) In the event the assets and funds of the Corporation to be distributed among the holders of Series A Preferred are insufficient to permit the payment to each such holder of its full Preferred Preference Amount, then the entire remaining assets and funds of the Corporation legally available for distribution to the Series A Preferred shall be distributed ratably among the holders of the Series A Preferred.

          (ii) Remaining Distribution. After payment has been made to the holders of the Series A Preferred of the full Preferred Preference Amount, then all assets of the Corporation shall be distributed pro rata among all holders of Common Stock.

     (b)  Inclusion of Certain Transactions.  For purposes of this
Section 3 unless the holders of a majority of the outstanding shares of Series A Preferred elect not to treat it as such, (by giving the Corporation written notice of such election by the later of (i) the date which is ten (10) days prior to the date of the shareholders meeting called to approve the merger, consolidation or sale or, if the merger, consolidation or sale is approved by the shareholders of the Corporation by written consent, on or before the date any holder of Series A Preferred signs and delivers such written consent and (ii) the date which is ten (10) days after the date on which holders of the Series A Preferred receive written notice from the Corporation of the merger, consolidation or sale and such holders' rights under this
Section 3), a liquidation, dissolution or winding up of the Corporation shall be deemed to include the Corporation's sale, lease, exchange or transfer of all or substantially all of its assets, the acquisition of the Corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of this Corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary or a transaction or series of related transactions in which a majority of the shares of Common Stock outstanding is transferred other than to the Corporation and other than by reason of death.

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     SECTION 4.  CONVERSION.  The holders of Series A Preferred shall have the conversion rights (the "Conversion Rights") as set forth in this Section 4. Shares of Series A Preferred shall be convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined in accordance with the terms of Section 4(c) below, in the event of the occurrence of a Conversion Event (as that term is defined in Section 4(a) below)

     (a) Conversion Events. The occurrence of any one of the following shall constitute a "Conversion Event": (i) the effectiveness of a firm-commitment, underwritten public offering of the Corporation,
(ii) the Corporation's sale, lease, exchange or transfer of all or substantially all of its assets, (iii) the merger of the Corporation or any other corporate reorganization in which the Corporation is not the continuing or surviving entity of such merger or reorganization or
(iv) a transaction or series of related transactions in which a majority of the shares of Common Stock outstanding is transferred other than to the Corporation.

     (b)  Exercise of Conversion Rights.

          (i) Notice. The Corporation shall give each holder of record of Series A Preferred written notice of any Conversion Event not later than twenty (20) days prior to the shareholders' meeting called to approve such Conversion Event or twenty (20) days prior to the closing of such Conversion Event, whichever is earlier, and shall also notify such holders in writing of the final approval of such Conversion Event. The first of such notices shall describe the material terms and conditions of the contemplated transaction. The Corporation shall thereafter give such holders prompt notice of any material changes in the terms of such Conversion Event. The Conversion Event shall in no event take place sooner than twenty (20) days after the mailing by the Corporation of the first notice provided for in this Section 4(b)(i) or sooner than ten (10) days after the mailing by the Corporation of any notice of material changes provided for in this Section 4(b)(i); provided, however, that such periods may be shortened or waived upon the written consent of the holders of a majority of the then outstanding shares of Series A Preferred.

          (ii) Mechanics of Conversion. Before any holder of Series A Preferred shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates representing those shares of Series
     A Preferred to be converted (the "Converted Preferred"), duly endorsed, at the office of the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred, or to the nominee of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and a check payable to such holder in the amount of any accrued but unpaid dividends on the Converted Preferred. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Converted Preferred, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the 1933 Act, then the conversion may, at

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     the option of any holder tendering Converted Preferred for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred shall not be deemed to have converted such Series A Preferred until immediately prior to the closing of such sale of securities in connection with such offering.

     (c)  Conversion Ratio.

          (i) Special Definitions. For purposes of this Section 4(c), the following definitions shall apply:

                 (1) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                 (2) "Original Issue Date" shall mean the date on which a share of Series A Preferred was first issued.

                 (3) "Convertible Securities" shall mean any evidence of indebtedness, shares (other than Junior
           Securities) or other securities convertible into or exchangeable for Common Stock.

                 (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 4(c) (iii) below, deemed to be issued) by the Corporation after the Original Issuance Date, other than:

                     (A) shares of Common Stock issued or issuable
                 upon conversion of Series A Preferred;

                     (B) shares of Common Stock issued or issuable
                 as a dividend or distribution on Series A Preferred or Common Stock;

                     (C) shares of Common Stock issued or
                 issuable by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by this Section 4(c)(i)(4).

          (ii) Calculation of Conversion Ratio. The aggregate of the Converted Preferred tendered for conversion pursuant to the terms set forth in this Section 4 shall be converted into a number of shares of Common Stock of the Corporation equal to the product of:

                 (x) the total number of shares of Common Stock outstanding on the date of the Conversion Event on a fully-diluted basis after giving effect to all Options, Convertible Securities and Additional Shares of
          Common Stock outstanding upon such date, which total shall exclude shares of Common Stock issuable by the Corporation to its employees pursuant an stock option or similar stock benefit plan or plans maintained by the Corporation, up to an aggregate

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          number of shares of Common Stock not to exceed fifteen
          percent (15%) of the total number of shares of Common Stock outstanding as of the Original Issue Date for the first share of Series A Preferred that is issued, and other shares of Common Stock issued pursuant to, or issuable upon, the unanimous consent of the Board of Directors of the Corporation,

                 MULTIPLIED BY

                 (y) the fraction created by dividing:

                     (1) the sum of (A) the Preferred Preference
          Amount applicable to the Converted Preferred plus (B) the difference between $2,000,000 and one-third (1/3) of the aggregate of the dividends on the Series A Preferred paid by the Corporation to the holders and accrued but not paid by the Corporation to the holders since the Original Issue Date,

                 BY


                     (2) Eighteen Million Eleven Thousand Dollars
          ($18,011,000).

          (iii)  Deemed Issuance of Additional Shares of Common
     Stock - Issuance of Options and Convertible Securities. If the Corporation, at any time or from time to time after the Original Issue Date, issues any Options or Convertible Securities or fixes a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance or, if such a record date has been fixed, as of the close of business on such record date

          (iv) Adjustments for Subdivisions, Stock Dividends and Combinations of Common Stock. If the Corporation at any time (A) subdivides the outstanding Common Stock or (B) issues a stock dividend on its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Preferred immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately increased by the same ratio as the subdivision or dividend. If the Corporation at any time combines its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Series
     A Preferred immediately prior to such combination shall be proportionately decreased by the same ratio as the combination. All such adjustments described herein shall be effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

          (v) Other Adjustments. In case of any capital reorganization (other than in connection with a merger or other reorganization in which the Corporation is not the continuing or surviving entity) or any reclassification of the Common Stock, the Series A
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     Preferred shall thereafter be convertible into that number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of the Series A Preferred immediately prior to such reorganization or recapitalization would have been entitled upon such reorganization or reclassification. In any such case, appropriate adjustment (as determined by the Corporation's Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series A Preferred, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter deliverable upon the conversion.

          (vi) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of the Common Stock, solely for the purpose of effecting the conversion of shares of Series A Preferred, such number of shares of Common Stock as shall, from time to time, be sufficient to effect the conversion of all then outstanding shares of Series A Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred, the Corporation shall take such corporate action as may be necessary to increase its authorized shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (vii) Converted Shares. Any shares of Series A Preferred converted by the holder thereof shall be retired and canceled and shall not be reissued as such by the Corporation.

          (viii) Calculations. All calculations made pursuant to this Certificate of Designation, including, without limitation, this Section 4, shall be rounded to the nearest one millionth of a share.

     (d) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all actions that may be necessary or appropriate to protect the Conversion Rights of the holders of the Series A Preferred against impairment.

     (e)  Notices.

          (i) Events Triggering Notices. In addition to as set forth in Section 4(b)(i) above, the following events shall cause the Corporation to issue notices in accordance with the provisions of Section 4(e)(ii) below:

                 (1) a declaration by the Corporation of any dividend or distribution upon shares of its Common Stock, whether in cash, property, stock or other

                                                                 6

         securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                 (2) a pro rata offering by the Corporation to the holders of any class or series of its stock to subscribe for any additional shares of stock of any class or series or other rights; or

                 (3) any reclassification or recapitalization by the Corporation of its outstanding Common Stock involving a change in the Common Stock.

          (ii) Types of Notices. In connection with each event described in this Section 4, the Corporation shall send the following notices: (A) at least twenty (20) days prior to the date on which a record is to be taken for the dividend, distribution or subscription rights referred to in Sections 4(e)(i)(1) and 4(e)(i)(2) above or the date for determining rights to vote and (B) with regard to the matters referred to in Section 4(e)(i)(3) above, the Corporation shall send a notice to each holder of Series A Preferred setting forth the record or voting date and the nature of the action

          (iii) Delivery of Notices. Each such written notice shall be given pursuant to the provisions of Section 11 hereof.

     (f) Payment of Dividends. Immediately prior to the conversion of any shares of Series A Preferred into shares of Common Stock pursuant to the provisions of this Section 4, the Board of Directors of the Corporation shall declare as payable any accrued but unpaid dividends as of the date of such conversion.

     SECTION 5.  REDEMPTION.

     (a) Annual Redemption of Preferred. Beginning any time after November of 2002, the holders of shares of Series A Preferred may on or before January 1 of each calendar year, tender to the Corporation for redemption up to, but not greater than, that number of shares of Series A Preferred, the aggregate Preferred Preference Amount of which does not exceed the Corporation's excess cash flow realized from the immediately preceding fiscal year. For purposes of the preceding sentence, "excess cash flow" shall mean the excess of (i) the net income of the Corporation for such fiscal year, plus amortization and depreciation expenses incurred by the Corporation for such fiscal year, over (ii) the sum of capital expenses of the Corporation and incurred by the Corporation during such fiscal year and dividends paid by the Corporation to holders of Series A Preferred shares during such fiscal year. Upon receipt of any such tender, the Corporation shall, to the extent it may lawfully do so, redeem all shares of such Series A Preferred so tendered by paying cash therefor in an amount per share equal to the Preferred Preference Amount, on or before the 15th day after the end of the Corporation's first twenty-eight (28) day accounting period ending in January of such year, or if such 15th day is a banking holiday, on the next succeeding day on which banks in the state of California are open.





     (b) Mandatory Redemption of Series A Preferred. On or before January 31, 2012, the Corporation shall, to the extent it lawfully may do so, redeem all then outstanding Series A

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Preferred by paying in cash therefor an amount per share equal to the Preferred Preference Amount as of the date of the redemption.

     (c)  Delay of Redemption.

          (i) If, pursuant to Section 5(a), the Corporation is required to redeem a portion or all of the Series A Preferred and, as of the required redemption date, the Corporation may not lawfully redeem all of the Series A Preferred required to be redeemed, or the Board of Directors determines, in good faith, that the Corporation does not have enough liquidity to do so, the date of such mandatory redemption set forth in Section 5(a) shall be extended up to one-hundred eighty (180) days, so long as during this period the Corporation shall use commercially reasonable efforts to obtain financing to enable the Corporation to meet its redemption obligations pursuant to Section 5(a), then it shall redeem such shares on a pro-rata basis among the holders of Series A Preferred, in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the balance of such shares, each at the Preferred Preference Amount together with any accrued interest thereon as provided below as soon as the Corporation is not prohibited from redeeming some or all of such shares.

          (ii) After the date on which the Corporation shall become obligated to redeem the Preferred Stock under this Section 5 and until the Preferred Preference Amount shall have been paid in respect of all shares of Series A Preferred to be redeemed or acquired: (a) no dividend whatsoever shall be paid or declared, and no distribution shall be made on any Junior Securities of the Corporation, and (b) no shares of Junior Securities shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

     (d) Early Redemption by Corporation. The Corporation, without penalty, may at any time in its absolute discretion redeem any share(s) of outstanding Series A Preferred of any holder by paying such holder cash in an amount equal to the Preferred Preference Amount as of the redemption date; provided that, the Corporation shall give each holder of Series A Preferred whose shares it chooses to so redeem at least ten (10) days prior written notice thereof. Further, the Corporation's obligations to redeem Series A Preferred pursuant to Section 5(a) shall be reduced on a cumulative dollar-for-dollar basis with respect to all amounts paid by it to redeem Series A Preferred pursuant to this Section 5(d).


     SECTION 6. CESSATION OF RIGHTS. From and after the redemption of shares of Series A Preferred, all dividends, if any, on such shares of Series A Preferred shall cease to accrue, all rights of the holders of such shares as holders of Series A Preferred shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever.

     SECTION 7.  COVENANTS.  So long as any shares of Series A
Preferred are outstanding, the Corporation shall (i) deliver to holders of Series A Preferred, no less often than annually financial statements of the Corporation, audited by the Corporation's accountants, and quarterly

                                                                 8

financial statements of the Corporation prepared internally, (ii) deliver to holders of Series A Preferred all default notices received by the Corporation from any lender, and (iii) provide each holder of Series A Preferred, upon reasonable request for the same, access to inspect the financial records maintained by the Corporation. So long as any shares of Series A Preferred are outstanding, the Corporation shall not, without the unanimous approval of the Board of Directors of the Corporation, (i)increase above the amounts permitted by the Employment Agreement between the Corporation and Theodore R. Upland III in effect as of the Original Issue Date of the first shares of Series A Preferred issued, the compensation, benefits or distributions to Theodore R. Upland III, (ii) make capital expenditures in any fiscal year to the extent that the annual average of all capital expenditures made by the Corporation from July 22, 2001 through and including the end of such fiscal year exceeds $1,500,000. Further, and in addition to any other rights provided by law, so long as any shares of Series A Preferred are outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least two-thirds of such outstanding Series A Preferred, take any of the following actions:

     (1) alter, change, or amend the preferences or rights of any series of the Series A Preferred;

     (2) authorize, convert and/or issue any new shares of equity securities (including the creation of any new shares of preferred stock or the conversion of any shares of common stock into shares of preferred stock) other than an aggregate number of shares of Common Stock issuable to employees of the Corporation pursuant to a stock option or similar stock benefit plan maintained by the Corporation not to exceed 15% of the number of shares of Common Stock outstanding on the initial Original Issue Date;

     (3) make investments in, loans or advances to, or guarantees of the obligations of, any persons or entities (including establishing any subsidiaries) outside the ordinary course of business of the Corporation;

     (4) incur indebtedness in excess of $6,400,000 (other than purchase money obligations or trade debt in the ordinary course of business);

     (5) enter into any transaction with any insider or related party other than the holder of the Series A Preferred;

     (6)  repurchase or redeem any Junior Securities

     (7) create (by recapitalization or otherwise) any new class or series of shares or equity that have interests, rights, preferences or privileges senior to the Series A Preferred;

     (8) amend or waive any rights or provisions of the Corporation's Bylaws or Articles of Incorporation in a manner adverse to the interests of the holders of Series A Preferred;

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     (9)  take any action materially adverse to the interests of the holders of Series A Preferred;

     (10) directly or indirectly redeem, purchase or otherwise acquire, or permit its subsidiaries, if any, to redeem, purchase or otherwise acquire, any capital stock or other equity securities (other than shares of Series A Preferred) of the Corporation or its subsidiaries, if any, (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities), or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans, except for redemption of the Series A Preferred pursuant to the terms hereof.

     SECTION 8.  INTENTIONALLY OMITTED.

     SECTION 9.  VOTING RIGHTS.

     (a)  Except as set forth in subsections (b) and (c) of this
Section 9, holders of shares of Series A Preferred shall have no voting rights as a shareholder of the Corporation.

     (b) Until such time as (i) the aggregate of the Preferred Preference Amounts received by holders with respect to their redemption of shares of Series A Preferred is greater than or equal to ninety percent (90%) of the Preferred Preference Amount of all of the shares of Series A Preferred issued and (ii) CPI Corp. and its affiliates have been released from all guaranties of any holder to guarantee the obligations of the Corporation or any of its affiliates under any of its location leases, the holders of the Series A Preferred, voting separately as a class to the exclusion of the holders of Common Stock and any other class of Securities of the Corporation, shall be entitled, at any annual or special meeting of shareholders of the Corporation called for the purpose of electing directors (and at each subsequent annual or special meeting of shareholders of the Corporation), or in any written consent executed in lieu of such meeting of shareholders, to vote for the election of one (1) director of the Corporation (the "Preferred Director"). The Preferred Director shall be elected to the Board of Directors of the Corporation as elected by the holders of a majority of the Series A Preferred. In the event of the death, resignation, or removal of the Preferred Director, his or her successor shall be nominated and elected by the holders of the Series A Preferred entitled to nominate and elect such director in the manner set forth above.

     (c) In the event of a breach by the Corporation of any of its obligations or covenants herein, and continuing until such time as any such breach shall be cured by the Corporation, the holders of the Series A Preferred, voting separately as a class to the exclusion of the holders of Common Stock and any other class of Securities of the Corporation, shall have voting rights and powers equal to the voting rights and powers of holders of Common Stock.

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     SECTION 10.  EVENTS OF NONCOMPLIANCE.

     (a) Definition. An "Event of Noncompliance" shall have occurred if:

          (i) the Corporation fails to make any redemption payment with respect to the Series A Preferred which it is required to make hereunder, whether or not such payment is legally permissive or is prohibited by any agreement to which the Corporation is subject, except to the extent and for the period permitted under Section 5(c);

          (ii) the Corporation breaches or otherwise fails to perform or observe any other covenant or agreement set forth herein;

          (iii) the Corporation makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation bankrupt or insolvent, or any order for relief with respect to the Corporation is entered under the federal bankruptcy code; or the Corporation petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or of any substantial part of the assets of the Corporation, or commences any proceeding relating to the Corporation under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation and either (a) the Corporation by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within sixty (60) days; or

          (iv) the Corporation shall have a final judgment against it in the amount of $50,000 or more and such judgment remains outstanding for a period of sixty (60) days or more.

     (b)  Consequences of Events of Noncompliance.

          (i) If an Event of Noncompliance of the type described in Sections 10(a)(i) or (iii) has occurred and is continuing or an Event of Noncompliance of the type described in Section 10(a)(ii) has occurred and is continuing for a period of thirty
     (90) days, then:

                 (A) The holder or holders of a majority of the Series A Preferred, in each case then outstanding, may elect (by written notice delivered to the Corporation) that the dividend rate on the Series
                 A Preferred increase immediately to twelve percent (12%) the Original Issue Price per annum. Any increase in the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists and the dividend rate shall return to the dividend rate otherwise payable hereunder, subject to any subsequent increase pursuant to this paragraph.

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                 (B) The holder or holders of a majority of the
                 Series A Preferred then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or a part of the Series A Preferred then outstanding at a price per share equal to the Preferred Preference Amount. The Corporation shall redeem in cash such Series
                 A Preferred within fifteen (15) days after receipt of the initial demand for redemption.

          (ii) Notwithstanding the terms of Section 10(b)(i)(B) above, if an Event of Noncompliance of the type described in
     Section 10(a)(iii) has occurred, all of the shares of Series A Preferred then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Shares) at a price per share equal to the Preferred Preference Amount thereof. The Corporation shall immediately redeem all shares in cash upon the occurrence of such Event of Noncompliance in accordance with the provisions of
     Section 5 hereof.

          (iii) If any Event of Noncompliance exists, each holder of Series A Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

     SECTION 11. NOTICES. Each written notice provided for herein shall be given by first class mail, postage prepaid, addressed to each holder that is to be provided notice pursuant to the applicable provision hereof and such notice shall be sent to the address for each such holder as shown on the books of the Corporation. Each notice so given shall be deemed to have been delivered on the third day on which first class mail is delivered after the posting of such notice.







































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IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm and acknowledge the foregoing as true as of the _____ day of July, 2001.

                                   TRU RETAIL, INC.



                                   By: /s/ Theodore R. Upland, III
                                       ---------------------------
                                       Name:  Theodore R. Upland, III
                                       Title:_____________________

ATTEST:


______________________ , Secretary



COUNTY OF CALIFORNIA)
                            )  SS.
STATE OF ______________     )


     On this _____ day of July, 2001, before me,________________,
Notary Public in and for the State of California, personally appeared __________________, President, and _____________________, Secretary,
of TRU Retail, Inc., a California corporation, known to me to be the persons who executed the foregoing Certificate of Designation and acknowledged to me that they executed the same pursuant to authority given by the Board of Directors of such corporation, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.



                                  ------------------------------------
                                  Notary Public

My commission expires:

______________________









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